Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 2 dated February 13, 2026, relating to the Common Stock, par value $0.01 per share, of Unisys Corporation shall be filed on behalf of the undersigned.

NEEDHAM INVESTMENT MANAGEMENT L.L.C. By: /s/ James W. Giangrasso
Name: James W. Giangrasso
Title: Chief Financial Officer

NEEDHAM ASSET MANAGEMENT, LLC By: /s/ James W. Giangrasso
Name: James W. Giangrasso
Title: Authorized Person

NEEDHAM AGGRESSIVE GROWTH FUND By: /s/ James W. Giangrasso
Name: James W. Giangrasso
Title: Chief Financial Officer

GEORGE A. NEEDHAM By: /s/ George A. Needham